Exhibit 10.1
AMENDMENT NO. 2
TO
THE J. M. SMUCKER COMPANY RESTORATION PLAN
(Amended and Restated Effective January 1, 2013)

The J. M. Smucker Company hereby adopts this Amendment No. 2 to The J. M. Smucker Company Restoration Plan (Amended and Restated Effective January 1, 2013) (the “Plan”). Words and phrases used herein with initial capital letters, which are defined in the Plan, are used herein as so defined. The provision of this Amendment No. 2 shall be effective as of January 1, 2017.
Section 1
Section 1.2 of the Plan is hereby amended by replacing the phrase “Benefit Plans Administrative Committee” with the phrase “Retirement Administration & Investments Committee” where it occurs therein.
Section 2
Section 2.1of the Plan is hereby amended in its entirety to read as follows:

“Eligibility	An employee shall be an Eligible Employee with respect to a Plan Year if the employee:
(a)    Receives compensation from an Employer in that Plan Year in excess of the Section 401(a)(17) Limit; and
(b)    Is not eligible to participate in The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan.
An employee shall first become eligible to participate in the Plan during a Plan Year after the employee has received compensation above the Section 401(a)(17) Limit during that Plan Year.”
[Signature on Following Page]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Plan to be executed this 31st day of December, 2016.
THE J. M. SMUCKER COMPANY

By: /s/ Jill R. Penrose
Title: Senior Vice President, Human Resources and Corporate Communications